UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 31, 2008
Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50908	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

461 Fifth Avenue, 25th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 31, 2008, pursuant to the terms of the Registrant’s Management Bonus Program, dated as of March 3, 2006, Scott Bravener, a director of the Registrant and President of Lower Lakes Towing Ltd., a wholly owned subsidiary of the Registrant, was awarded 167,474 shares of the Registrant’s common stock, par value $.0001 per share, which became fully vested on March 31, 2008.  Mr. Bravener’s total compensation for the fiscal year ended March 31, 2008 is listed below.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott Bravener President, Lower Lakes	2008	193,668	80,316(1)	926,131(2)	100,000	-		17,352(3)	1,317,467

(1) Our Compensation Committee has approved a bonus of CDN $80,316 for Mr. Bravener, which will be paid by September 15, 2008.  As of the date hereof, Mr. Bravener’s bonus is equal to approximately US $80,316; however, given currency fluctuations, the US dollar value may differ on the date such bonus is paid.

(2)  Pursuant to the terms of the Rand Management Bonus Program, on July 31, 2008, Mr. Bravener received an award of 167,474 shares of common stock.  Such value recorded in accordance with FAS 123R.

(3) Consists of medical and dental insurance, basic life insurance and short-term and long-term disability insurance, personal use of a Company vehicle of $1,149 and Company contributions to Mr. Bravener’s Retirement Savings Plan (RSP) account of $10,158.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: August 4, 2008	By:	/s/ Joseph W. McHugh, Jr.
Name: Joseph W. McHugh, Jr.
Title: Chief Financial Officer